UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2004

Paradyne Networks, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26485	75-2658219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8545 126th Avenue North

Largo, Florida 33773

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (727) 530-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 6, 2004, Paradyne Networks, Inc. announced better than expected revenue and earnings in preliminary results for the quarter ended March 31, 2004. The press release announcing the better than expected revenue and earnings in preliminary results for the quarter ended March 31, 2004 is furnished as Exhibit 99.1 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 7, 2004

Paradyne Networks, Inc.

By:	/s/ Sean E. Belanger
Sean E. Belanger
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 6, 2004